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                                                                    Exhibit 99.1
                                                                     Page 1 of 1

                          Annual Servicer's Certificate

                 Bank of America, National Association (U.S.A.)

                      NationsBank Credit Card Master Trust
                      ------------------------------------

     The undersigned, a duly authorized representative of Bank of America, National Association (U.S.A.), as Successor Servicer ("Bank of America"), pursuant to the Master Pooling and Servicing Agreement dated as of December 1, 1993, as amended June 4, 1996 and March 31, 1997, (the "Pooling and Servicing Agreement") between NationsBank, as Transferor and Servicer, and The Bank of New York, as Trustee, does hereby certify that:


1. Capitalized terms used in this Officer's Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

2. Bank of America is as of the date hereof the Servicer under the Pooling and Servicing Agreement.

3. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Officer's Certificate to the Trustee.

4. The certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

5. A review of the activities of the Servicer during the during the calendar year ended December 31, 2000, and of its performance under the Pooling and Servicing Agreement was made under my supervision.

6. Based on such review, to the best of the undersigned's knowledge, the Servicer has fully performed all its obligations under the Pooling and Servicing Agreement throughout such calendar year and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred or is continuing except as set forth in paragraph 7 below.

7. The following is a description of each Servicer Default under the provisions of the Pooling and Servicing Agreement known to me to have been made during the calendar year ended December 31, 2000, which sets forth in detail the
(i) nature of each such Servicer Default, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default and (iii) the current status of each such Servicer Default: None.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this 30th day of March, 2001.



                              By:     /s/  David  M.  Belk
                                      --------------------
                                           David  M.  Belk
                                           Senior  Vice  President